Exhibit 99.1

DATE: August 11, 2006

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C. ANNOUNCE SECOND QUARTER 2006 RESULTS

OAK BROOK, IL August 11, 2006 – Safety Products Holdings, Inc. (“Holdings”) and Norcross Safety Products L.L.C. (“NSP” and collectively with Holdings, the “Company”), today announced results for the second quarter ended July 1, 2006. The following discussion presents results for both NSP and the Company where the results between the two differ.

For the second quarter 2006, net sales of the Company were $136.2 million compared to $118.1 million in the second quarter 2005. Income from operations was $16.2 million and $16.0 million for NSP and $16.1 million and $15.8 million for the Company for the three months ended July 1, 2006 and July 2, 2005, respectively. Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) increased to $22.7 million from $18.3 million in the second quarter of 2005 for NSP, and increased to $22.7 million from $18.1 million in the second quarter of 2005 for the Company, which represented an increase of 24.4% and 25.0%, respectively.

The Company’s net sales increase of $18.1 million, or 15.3%, was attributable to increased net sales in each of our three operating segments. In our general safety and preparedness segment, the net sales increase of $14.0 million, or 17.3%, reflects a combination of incremental net sales resulting from the acquisition of The Fibre-Metal Products Company (“Fibre-Metal”), overall organic growth in our European and South African operations, favorable exchange rates, and lower overall net sales in North America, as strong overall market demand was offset by a decrease in government contract shipments. In our fire service segment, net sales increased $0.1 million, or 0.4%, as incremental net sales resulting from the acquisition of American Firewear, Inc. (“American Firewear”) were offset by postponed customer orders due to the combined impact of government grant holdups and a delay in the issuance of the new NFPA standard. In our electrical safety segment, net sales increased $4.0 million, or 26.5%, primarily driven by strong overall market demand, new product penetration and incremental net sales resulting from the acquisition of The White Rubber Corporation (“White Rubber”).

The Company’s gross profit increased by $8.2 million, or 18.5%, primarily due to the increase in net sales and improved margin performance. Gross profit margin of 38.8% in the second quarter of 2006 compared favorably to the 37.8% gross profit margin in the prior-year quarter.

In the second quarter 2006, income from operations increased $0.2 million, or 1.3% for NSP and $0.3 million, or 1.8% for the Company. Included in income from operations for the three months ended July 1, 2006 were: (1) incremental amortization expense of $2.6 million and (2) management incentive compensation of $0.3 million. Excluding these charges, income from operations increased $3.1 million, or 19.3% for NSP and $3.2 million, or 20.0% for the Company. In our general safety and preparedness segment (after adjusting for incremental charges related to purchase accounting of $1.2 million), income from operations increased by $3.4 million, or 36.8%, primarily due to higher net sales volume and favorable margin realization. In our fire service segment (after adjusting for incremental charges related to purchase accounting of $1.0 million), income from operations decreased by $0.7 million, or 19.5%, primarily due to lower margin realization (in part due to the American Firewear integration) and higher general and administrative expenses. In our electrical safety segment (after adjusting for incremental charges related to purchase accounting of $0.4 million), income from operations increased by $0.5 million, or 12.1%, primarily due to higher net sales. Our corporate expenses increased $0.4 million for NSP and $0.3 million for the Company, primarily due to management incentive compensation charges of $0.3 million related to our equity option plan and higher payroll costs during the three months ended July 1, 2006.

For the first six months of 2006, net sales of the Company were $278.1 million compared to $238.0 million in the first six months of 2005. Income from operations was $32.5 million and $31.6 million for NSP and $32.3 million and $31.3 million for the Company for the six months ended July 1, 2006 and July 2, 2005, respectively. Adjusted EBITDA increased to $46.7 million from $36.3 million for the first six months of 2005 for NSP, and increased to $46.6 million from $36.1 million for the first six months of 2005 for the Company, which represented an increase of 28.6% and 29.2%, respectively.

The Company’s net sales increase of $40.1 million, or 16.8%, was attributable to increased net sales in each of our three operating segments. In our general safety and preparedness segment, the net sales increase of $30.5 million, or 18.6%, reflects a combination of incremental Fibre-Metal net sales, overall organic growth in European and South African operations, favorable exchange rates, and lower overall net sales in North America, as strong overall market demand was offset by a decrease in government contract shipments. In our fire service segment, net sales increased $1.2 million, or 2.6%, as incremental American Firewear net sales were offset by postponed customer orders due to the combined impact of government grant holdups and a delay in the issuance of the new NFPA standard. In our electrical safety segment, net sales increased $8.4 million, or 28.8%, primarily driven by strong overall market demand, new product penetration and incremental White Rubber net sales.

The Company’s gross profit increased by $17.6 million, or 19.8%, primarily due to the increase in net sales and improved margin performance. Gross profit margin of 38.3% in the first six months of 2006 compared favorably to the 37.4% in the prior year period. Excluding the impact of $0.7 million of inventory purchase accounting adjustments, the Company’s gross profit increased by $18.3 million, or 20.6% and the Company’s gross profit margin improved to 38.6%.

In first six months of 2006, income from operations increased $0.9 million, or 2.8% for NSP and $1.0 million, or 3.4% for the Company. Included in income from operations for the six months ended July 1, 2006 were: (1) inventory purchase accounting charges of $0.7 million; (2) incremental amortization expense of $5.2 million related to purchase accounting; and (3) non-cash management incentive compensation charges of $1.1 million related to the Company’s option plan. Excluding these charges, income from operations increased by $7.9 million, or 25.0% for NSP and $8.0 million, or 25.7% for the Company. In our general safety and preparedness segment (after adjusting for incremental charges related to purchase accounting of $3.2 million), income from operations increased by $7.8 million, or 43.3%, primarily due to higher net sales and favorable margin realization. In our fire service segment (after adjusting for incremental charges related to purchase accounting of $2.0 million), income from operations decreased by $1.4 million, or 17.8%, as higher net sales were offset by lower margin realization (in part due to the American Firewear integration) and higher general and administrative expenses. In our electrical safety segment (after adjusting for incremental charges related to purchase accounting of $0.7 million), income from operations increased by $2.0 million, or 26.4%, primarily due to higher net sales. Our corporate expenses increased $1.6 million for NSP and $1.5 million for the Company, primarily due to management incentive compensation charges of $1.1 million related to our equity option plan and higher payroll costs during the six months ended July 1, 2006.

In June 2006, the Company completed the acquisition of all of the issued and outstanding capital stock of White Rubber. The purchase price of $22.2 million (including acquisition costs of $0.6 million and gross of outstanding checks of $0.8 million) was financed through additional borrowings under the senior credit facility and cash on the balance sheet.

As of July 1, 2006, NSP and the Company had working capital of $141.6 million and $147.5 million and cash of $9.1 million and $9.7 million, respectively. The Company’s capital expenditures were $4.8 million in the first six months of 2006 and $3.5 million in the first six months of 2005.

The following table reconciles net income to EBITDA and Adjusted EBITDA for NSP:

	Three Months Ended (1)		Six Months Ended (1)
	Predecessor	Successor	Predecessor	Successor
	July 2, 2005	July 1, 2006	July 2, 2005	July 1, 2006

Net income	$7,901	$6,463	$16,193	$13,257
Add:
Interest expense, net	5,517	6,449	10,866	12,748
Income tax expense	2,093	3,413	3,667	6,967
Depreciation and amortization	2,747	6,098	5,594	11,963
EBITDA (2)	18,258	22,423	36,320	44,935
Add:
Management incentive compensation	—	280	—	1,080
Inventory purchase accounting adjustment	—	3	—	744
Loss (gain) on the sale of property, plant and equipment	—	12	—	(67)
Adjusted EBITDA (2)	$18,258	$22,718	$36,320	$46,692

The following table reconciles net income to EBITDA and Adjusted EBITDA for the Company:

	Three Months Ended (1)		Six Months Ended (1)
	Predecessor	Successor	Predecessor	Successor
	July 2, 2005	July 1, 2006	July 2, 2005	July 1, 2006

Net income	$2,712	$3,469	$5,906	$7,156
Add:
Interest expense, net	10,535	11,235	20,828	22,320
Income tax expense	2,153	1,590	3,757	3,425
Depreciation and amortization	2,747	6,098	5,594	11,963
EBITDA (2)	18,147	22,392	36,085	44,864
Add:
Management incentive compensation	—	280	—	1,080
Inventory purchase accounting adjustment	—	3	—	744
Loss (gain) on the sale of property, plant and equipment	—	12	—	(67)
Adjusted EBITDA (2)	$18,147	$22,687	$36,085	$46,621

(1)   The information for the three and six months ended July 1, 2006 and the three and six months ended July 2, 2005 has been derived from the unaudited statements of operations.

(2)   EBITDA and Adjusted EBITDA do not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by accounting principles generally accepted in the United States (GAAP), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are calculated above as it is a basis upon which NSP and the Company assesses their liquidity position and because we believe that they present useful information to investors regarding a company’s ability to service and/or incur indebtedness. This belief is based on NSP’s and the Company’s negotiations with its lenders who have indicated that the amount of indebtedness it will be permitted to incur will be based, in part, on measures similar to their EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA do not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, are not necessarily indicative of amounts that may be available for discretionary use.

We are a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell our products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear and Salisbury. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Monday, August 14th at 11:00 a.m. EDT. The call in number is (888) 489-9504. A recording of the conference call will be available for 72 hours after the completion of the call. The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21301076.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intent,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	Predecessor (1)	Successor (1)	Predecessor (1)	Successor (1)
	July 2,	July 1,	July 2,	July 1,
	2005	2006	2005	2006

Net sales	$118,126	$136,246	$238,070	$278,122
Cost of goods sold	73,457	83,334	149,059	171,479
Gross profit	44,669	52,912	89,011	106,643
Operating expenses:
Selling	10,978	13,239	22,356	26,114
Distribution	6,346	8,061	12,620	15,987
General and administrative, excludes amortization of intangibles and includes $280 and $1,080 of management incentive compensation for the three and six months ended July 1, 2006, respectively	11,250	12,711	22,193	26,628
Amortization of intangibles	141	2,741	283	5,467
Total operating expenses	28,715	36,752	57,452	74,196
Income from operations	15,954	16,160	31,559	32,447
Other expense (income):
Interest expense	5,682	6,616	11,281	13,078
Interest income	(165)	(167)	(415)	(330)
Other, net	436	(169)	822	(540)
Income before income taxes and minority interest	10,001	9,880	19,871	20,239
Income tax expense	2,093	3,413	3,667	6,967
Minority interest	7	4	11	15
Net income	$7,901	$6,463	$16,193	$13,257

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings. NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2005 (1)	July 1, 2006
Assets
Current assets:
Cash and cash equivalents	$20,683	$9,111
Accounts receivable, less allowance of $2,317 and $2,428 in 2005 and 2006, respectively	68,286	81,424
Inventories	93,462	112,721
Deferred income taxes	3,230	3,230
Prepaid expenses and other current assets	3,135	3,626
Total current assets	188,796	210,112
Property, plant and equipment, net	67,315	71,090
Deferred financing costs, net	7,513	7,057
Goodwill, net	136,487	160,141
Other intangible assets, net	276,842	274,083
Other noncurrent assets	5,109	5,222
Total assets	$682,062	$727,705

Liabilities and member’s equity
Current liabilities:
Accounts payable	$21,229	$27,007
Accrued expenses	34,683	38,309
Current maturities of long-term obligations	2,735	3,163
Total current liabilities	58,647	68,479
Pension, post-retirement and deferred compensation	32,340	31,637
Long-term obligations	309,664	323,780
Other noncurrent liabilities	5,376	7,353
Deferred income taxes	52,496	51,858
Minority interest	176	191
	400,052	414,819

Member’s equity:
Contributed capital	221,068	222,298
Retained earnings	308	13,182
Accumulated other comprehensive income	1,987	8,927
Total member’s equity	223,363	244,407
Total liabilities and member’s equity	$682,062	$727,705

(1)   Information was obtained from audited financial statements.

Norcross Safety Products L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Six Months Ended
	Predecessor (1)	Successor (1)
	July 2, 2005	July 1, 2006
Operating activities
Net income	$16,193	$13,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,311	6,496
Amortization of intangibles	283	5,467
Amortization of deferred financing costs	922	657
Amortization of original issue discount (premium)	50	(508)
Deferred income taxes	(153)	140
Minority interest	11	15
Management incentive compensation	—	1,080
Gain on sale of property, plant and equipment	—	(67)
Changes in operating assets and liabilities:
Accounts receivable	(6,587)	(10,607)
Inventories	(1,731)	(15,739)
Prepaid expenses and other current assets	222	(166)
Other noncurrent assets	(219)	11
Accounts payable	1,165	4,405
Accrued expenses	(138)	1,880
Pension, postretirement and deferred compensation	(101)	(729)
Other noncurrent liabilities	(28)	(22)
Other	12	(6)
Net cash provided by operating activities	15,212	5,564

Investing activities
Purchase of businesses, net of cash acquired	(605)	(26,998)
Purchases of property, plant and equipment	(3,478)	(4,787)
Proceeds from sale of property, plant and equipment	—	113
Net cash used in investing activities	(4,083)	(31,672)

Financing activities
Payments for deferred financing costs	—	(201)
Proceeds from borrowings	—	15,000
Payments of debt	(13,637)	(948)
Capital contribution	—	150
Due from NSP Holdings L.L.C.	(422)	—
Dividends to NSP Holdings L.L.C.	(9)	—
Dividends to Safety Products Holdings, Inc.	—	(383)
Net cash (used in) provided by financing activities	(14,068)	13,618
Effect of exchange rate changes on cash	(3,448)	918
Net decrease in cash and cash equivalents	(6,387)	(11,572)
Cash and cash equivalents at beginning of period	35,731	20,683
Cash and cash equivalents at end of period	$29,344	$9,111

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings. NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Safety Products Holdings, Inc.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	Predecessor (1)	Successor (1)	Predecessor (1)	Successor (1)
	July 2,	July 1,	July 2,	July 1,
	2005	2006	2005	2006

Net sales	$118,126	$136,246	$238,070	$278,122
Cost of goods sold	73,457	83,334	149,059	171,479
Gross profit	44,669	52,912	89,011	106,643
Operating expenses:
Selling	10,978	13,239	22,356	26,114
Distribution	6,346	8,061	12,620	15,987
General and administrative, excludes amortization of intangibles and includes $280 and $1,080 of management incentive compensation for the three and six months ended July 1, 2006, respectively	11,361	12,742	22,428	26,699
Amortization of intangibles	141	2,741	283	5,467
Total operating expenses	28,826	36,783	57,687	74,267
Income from operations	15,843	16,129	31,324	32,376
Other expense (income):
Interest expense	10,936	11,402	21,657	22,650
Interest income	(401)	(167)	(829)	(330)
Other, net	436	(169)	822	(540)
Income before income taxes and minority interest	4,872	5,063	9,674	10,596
Income tax expense	2,153	1,590	3,757	3,425
Minority interest	7	4	11	15
Net income	$2,712	$3,469	$5,906	$7,156

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings L.L.C. (“NSP Holdings”), with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and NSP Holdings Capital Corp. (“Capital”) under their outstanding $100 million 11 3/4% Senior Pay in Kind Notes due 2012 and the indenture governing such notes. NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Safety Products Holdings, Inc.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2005 (1)	July 1, 2006
Assets
Current assets:
Cash and cash equivalents	$20,819	$9,661
Accounts receivable, less allowance of $2,317 and $2,428 in 2005 and 2006, respectively	68,286	81,424
Inventories	93,462	112,721
Deferred income taxes	3,230	3,230
Prepaid expenses and other current assets	3,206	3,635
Total current assets	189,003	210,671
Property, plant and equipment, net	67,315	71,090
Deferred financing costs, net	19,669	18,200
Goodwill, net	135,718	159,372
Other intangible assets, net	276,842	274,083
Other noncurrent assets	5,109	5,222
Total assets	$693,656	$738,638

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,229	$27,007
Accrued expenses	34,137	33,921
Current maturities of long-term obligations	1,846	2,214
Total current liabilities	57,212	63,142
Pension, post-retirement and deferred compensation	32,340	31,637
Long-term obligations	441,393	464,128
Other noncurrent liabilities	5,376	7,353
Deferred income taxes	50,268	49,557
Minority interest	176	191
	529,553	552,866

Shareholders’ equity:
Common shares	110	110
Contributed capital	109,560	111,203
(Accumulated deficit) retained earnings	(4,766)	2,390
Accumulated other comprehensive income	1,987	8,927
Total shareholders’ equity	106,891	122,630
Total liabilities and shareholders’ equity	$693,656	$738,638

(1)   Information was obtained from audited financial statements.

Safety Products Holdings, Inc.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Six Months Ended
	Predecessor (1)	Successor (1)
	July 2, 2005	July 1, 2006
Operating activities
Net income	$5,906	$7,156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,311	6,496
Amortization of intangibles	283	5,467
Amortization of deferred financing costs	1,185	1,670
Amortization of original issue discount (premium)	50	(77)
Deferred income taxes	(153)	67
Minority interest	11	15
Noncash interest	10,113	8,128
Management incentive compensation	—	1,080
Gain on sale of property, plant and equipment	—	(67)
Changes in operating assets and liabilities:
Accounts receivable	(6,587)	(10,607)
Inventories	(1,731)	(15,739)
Prepaid expenses and other current assets	222	(104)
Other noncurrent assets	(219)	11
Accounts payable	1,165	4,405
Accrued expenses	(717)	(1,959)
Pension, postretirement and deferred compensation	(101)	(729)
Other noncurrent liabilities	(28)	(22)
Other	10	(9)
Net cash provided by operating activities	14,720	5,182

Investing activities
Purchase of businesses, net of cash acquired	(605)	(26,998)
Purchases of property, plant and equipment	(3,478)	(4,787)
Proceeds from sale of property, plant and equipment	—	113
Net cash used in investing activities	(4,083)	(31,672)

Financing activities
Payments for deferred financing costs	(3,246)	(201)
Proceeds from borrowings	100,000	15,000
Payments of debt	(13,637)	(948)
Proceeds from the issuance of shares	—	563
Distributions on preferred units	(60,000)	—
Distributions on common units	(2,509)	—
Net cash provided by financing activities	20,608	14,414
Effect of exchange rate changes on cash	(3,448)	918
Net increase (decrease) in cash and cash equivalents	27,797	(11,158)
Cash and cash equivalents at beginning of period	35,731	20,819
Cash and cash equivalents at end of period	$63,528	$9,661

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings, with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and Capital under their outstanding $100 million 11 3/4% Senior Pay in Kind Notes due 2012 and the indenture governing such notes. NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.